Exhibit 4.9

FIRST AMENDMENT

TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT, dated as of November 24, 2009 (the "Amendment"), to the Amended and Restated Loan and Security Agreement dated as of November 5, 2007 (the "Loan Agreement"), by and among (i) LSB INDUSTRIES, INC., a Delaware corporation (the "Parent"), THERMACLIME, INC., an Oklahoma corporation formerly known as ClimaChem, Inc. ("ThermaClime"), and each of the Subsidiaries of ThermaClime identified on the signature pages thereof (such Subsidiaries, together with ThermaClime, each a "Borrower", and collectively, the "Borrowers"), (ii) the lenders identified on the signature pages thereof (each a "Lender" and collectively the "Lenders") and (iii) WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation, as the arranger and administrative agent for the Lenders (the "Agent").

WHEREAS, the Borrowers desire to amend certain reporting requirements in the Loan Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Capitalized Terms.  All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

2. Definitions.  Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

""First Amendment" means that certain First Amendment to the Amended and Restated Loan and Security Agreement, dated as of November 24, 2009, among the Borrowers, the Lenders and the Agent."

""First Amendment Effective Date" means the date that all of the conditions set forth in Section 6 of the First Amendment shall be satisfied (or waived by the Agent in its sole discretion)."

3. Cash Management.  Section 2.7(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(b)           On the Closing Date, each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrowers in form and substance acceptable to Agent, provided that such Cash Management Agreements may not be implemented until 30 days after the Closing Date.  Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account; provided, that, from and after the First Amendment Effective Date, the requirement set forth in this clause (iii) shall not be required so long as (A) no Event of Default has occurred and is continuing after the First Amendment Effective Date and (B) Excess Availability is $30,000,000 or greater at all times after the First Amendment Effective Date, and if the conditions set forth in clauses (A) and (B) are satisfied, Agent shall direct the Cash Management Bank to forward all amounts in the Cash Management Account to Borrowers' Account in accordance with the wire instructions set forth on Schedule 2.7(b) hereto."

4. Reporting.

(a) The chart in Section 6.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"If Excess Availability falls below $30,000,000 at any time after the First Amendment Effective Date, Daily; otherwise such documents are not required
(a) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base of Borrowers on an individual and a combined basis, and

(b) notice of all returns, disputes, or claims.

Monthly, provided, that, if Excess Availability falls below $30,000,000 at any time after the First Amendment Effective Date, Weekly	(c) Inventory reports specifying each Borrower's cost and the wholesale market value of its Inventory, with additional detail showing additions to and deletions from the Inventory.

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Monthly (not later than the 15th day of each month)
(d) a detailed calculation of the Borrowing Base of Borrowers, on an individual and a combined basis, (including, in each case, detail regarding those Accounts that are not Eligible Accounts),

(e) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (f) a summary aging, by vendor, of Borrowers' accounts payable  and any book overdraft, and

(g) a calculation of Dilution for the prior month.

Quarterly	(h) a detailed list of each Borrower's customers with outstanding account balances, and (i) a report regarding each Borrower's accrued, but unpaid, ad valorem taxes,
Upon request by Agent

(j) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, and

(k) such other reports as to the Collateral, or the financial condition of Borrowers as Agent may request."

5. Schedule 2.7(b).  The Loan Agreement is hereby amended by adding Schedule 2.7(b), as set forth in Annex I hereto.

6. Conditions Precedent.  The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "First Amendment Effective Date"):

(a) Representations and Warranties; No Event of Default.  The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the First Amendment Effective Date shall be correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

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(b) Delivery of Documents.  The Agent shall have received on or before the First Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the First Amendment Effective Date:

(i) counterparts of this Amendment duly executed by the Borrowers, the Agent and the Lenders; and

(ii) such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request from the Borrowers.

7. Representations and Warranties.  Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default.  The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the First Amendment Effective Date are correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc.  Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified reasonably could not be expected to have a Material Adverse Change.

(c) Authorization, Etc.  The execution, delivery and performance by each Borrower of this Amendment, and the performance by each Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action on the part of such Borrower, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

8. Miscellaneous.

(a) Continued Effectiveness of the Loan Agreement.  Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall
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continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which any Borrower is a party to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

(b) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c) Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e) Costs and Expenses.  The Borrowers jointly and severally agree to pay on demand all reasonable fees, costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(f) Amendment as Loan Document.  Each Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement.  Accordingly, it shall be an Event of Default under the Loan Agreement (i) if any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or (ii) if Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

(g) Waiver of Jury Trial.  EACH BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Parent:

LSB INDUSTRIES, INC.,
an Delaware corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

Borrowers:

THERMACLIME, INC.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CHEROKEE NITROGEN COMPANY,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CLIMATE MASTER, INC.,
a Delaware corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CLIMATECRAFT, INC.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony N. Shelby
Title: Vice President

CLIMACOOL, CORP.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

INTERNATIONAL ENVIRONMENTAL CORPORATION,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

THERMACLIME TECHNOLOGIES, INC.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

KOAX CORP.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

LSB CHEMICAL CORP.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

XPEDIAIR, INC.,
an Oklahoma corporation.

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CHEMEX I CORP.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CHEMEX II CORP.,
an Oklahoma corporation

By:  /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

Agent and Lender:

WELLS FARGO FOOTHILL, INC., a
California corporation, as Agent and as a Lender

By:  /s/
Name:
Title:

Lender:

WACHOVIA BANK, NATIONAL ASSOCIATION
(as successor in interest to Congress Financial Corporation (Southwest))

By:  /s/
Name:
Title:

ANNEX I

Schedule 2.7(b)

The Bank of New York Mellon, New York, NY
ABA 021000018
Account:  BNF GLA111569 WCF
Account Name:  Wells Fargo Securities
FFC:  12797791, Thermaclime Inc